Exhibit 99.2

Jones Soda Co. Announces Non-Brokered Private Placement of up to US$765,000

Canada NewsWire

/NOT FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES/

SEATTLE, July 8, 2026 /CNW/ - Jones Soda Co. (CSE: JSDA) (OTCQB: JSDA) (“Jones Soda” or the “Company”), is pleased to announce that it intends to complete a non-brokered private placement (the “Offering”) of up to 2,318,182 units of the Company (each, a “Unit”) at a price of US$0.33 per Unit, for aggregate gross proceeds of up to US$765,000. This raise in conjunction with the recently closed offer to US investors will bring the total funds raised to USD 2.5 million.

Each Unit will be comprised of one common share in the authorized share structure of the Company (a “Share”) plus one-half (1/2) of one Share purchase warrant (a “Warrant”). Each whole Warrant will entitle the holder thereof to purchase one Share (each, a “Warrant Share”) at an exercise price of US$0.45 per Warrant Share for 36 months following the completion of the Offering (the “Expiry Time”). If at any time prior to the Expiry Time, the closing trading price of the underlying Common Shares on either the OTCQB Venture Marketplace (the “Exchange”) or other stock exchange or over-the-counter market in the United States where the Common Shares are then trading, exceeds US$0.47 (provided that such price shall be adjusted in the same manner as the Exercise Price as provided for in the terms of the Warrants) for a period of five consecutive trading days, the Corporation may deliver a notice to the holders of outstanding Warrants (an “Acceleration Event”) accelerating the Expiry Time of the Warrants to the date that is 30 calendar days following the date of such notice (the “Accelerated Exercise Time”), and if an Acceleration Event occurs, any unexercised Warrants will automatically expire at the end of the Accelerated Exercise Time.

Proceeds from the Offering are intended to be used for general working capital purposes.

The Units and the underlying securities issued pursuant to the Offering will be subject to a four-month plus one day hold period from closing of the Offering in accordance with applicable securities legislation and completion is subject to receipt of applicable regulatory approvals, including the approval of the CSE. The proceeds from the Offering will be used for general working capital purposes.

Important Notice

None of the Units were offered to U.S. persons. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities in the United States. The securities described herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

This news release is being issued in compliance with the disclosure requirements of the Canadian Securities Exchange and is directed solely to persons in jurisdictions in which the distribution of this information is not prohibited or restricted by law. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No securities regulatory authority has approved or disapproved of the contents of this new release. This new release is not for distribution to the United States newswire services or for dissemination in the United States.

About Jones Soda Co.

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading craft soda manufacturer. The Company markets and distributes premium craft sodas under the Jones® Soda brand. Jones’ mainstream soda line is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. The Company is headquartered in Seattle, Washington. For more information, visit www.jonessoda.com or www.myjones.com.

Forward-Looking Statements:

This news release may contain forward -looking information within the meaning of applicable securities legislation in both Canada and the United States, which reflect management’s current expectations regarding future events. Such information includes, without limitation, information regarding the size of the Offering and the intended use of proceeds from the Offering. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward -looking information is typically identified by words such as: “believe”, “expect”, “anticipate”, “intend”, “estimate”, “postulate” and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward -looking information provided by the Company is not a guarantee of future results or performance and that such forward -looking information is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release including, without limitation, that the Company will be able to utilize the net proceeds of the Offering in the manner intended; that general business and economic conditions will not change in a material adverse manner; and assumptions regarding political and regulatory stability and stability in financial and capital markets.

Forward -looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward -looking statements. Such risks and other factors include, among others: the risk that the Company may not be able to use the proceeds of the Offering as intended; the state of the financial markets for the Company’s securities; the Company’s ability to raise the necessary capital or to be fully able to implement its business strategies; the lack of demand for the Company’s products and services; the ability to attract, retain, and motivate qualified personnel; competition in the industry; the impact of technology changes on the products and industry; failure to develop new and innovative products; the ability to manage working capital; and the dependence on key personnel; competition; litigation; failure of counterparties to perform their contractual obligation; and other risks and factors that the Company is unaware of at this time.

The forward -looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward -looking statements, whether as a result of new information, future events or otherwise, except as required by law. Additionally, Jones Soda undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

The CSE does not accept responsibility for the adequacy or accuracy of the content of this press release.